February 28, 2001

CONTACT: Stan Puckett, President                        FOR IMMEDIATE RELEASE
(423) 787-1227


             GREENE COUNTY BANK TO PURSUE ONLY NORTH CAROLINA BRANCH

     Greene County Bank, a $780 million commercial bank headquartered in Greeneville, Tennessee, which is wholly owned by Greene County Bancshares, Inc., has amended its branch purchase agreement with Wachovia Bank, N.A., Winston-Salem, North Carolina. The agreement initially provided that Greene County Bank will purchase the Hot Springs, North Carolina and Abingdon, Virginia branches of Wachovia Bank. Under the terms of the amendment, Greene County Bank will only purchase the Hot Springs, North Carolina branch.

     According to R. Stan Puckett, president of Greene County Bank, "We believe that this change better positions the Bank for the type of measured growth in the current economic environment that will contribute to our continued growth in shareholder value." The closing of this transaction is expected to occur in mid-March 2001.

     This news release contains forward-looking statements regarding Greene County Bancshares, Inc. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. A discussion of factors that could cause actual results to differ materially from those expressed in the forward-looking statements is included in Greene County Bancshares' filings with the Securities and Exchange Commission.